UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

TROPIC INTERNATIONAL INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Common stock, $0.001 par value

(2) Aggregate number of securities to which transaction applies: 57,532,843

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TROPIC INTERNATIONAL INC.

95 MURAL STREET, SUITE 600

RICHMOND HILL, ONTARIO, CANADA L4B 3G2

PH: 519-421-1900

October 10, 2018

Dear Stockholder:

We are furnishing the enclosed information statement to you in connection with a proposal to:

(a)	change our name from Tropic International Inc. to Notox Technologies Corp. (the “Name Change”);

(b)	increase our authorized capital from 300,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”); and

(c)	update our existing bylaws by amending and restating them in their entirety to, among other things, reflect the Name Change (the “Bylaw Amendment”).

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board of Directors reviewed and unanimously approved the Name Change, Authorized Capital Increase and Bylaw Amendment by consent resolutions dated October 9, 2018. The holders of a majority of our issued and outstanding stock on a fully-converted basis also approved the Name Change, Authorized Capital Increase and Bylaw Amendment by written consent dated October 9, 2018. However, pursuant to applicable securities laws the Name Change, Authorized Capital Increase and Bylaw Amendment will not be effected until at least 20 days after a definitive information statement has been sent to our stockholders who did not previously consent to the corporate actions.

By Order of the Board of Directors:

/s/ John Marmora
John Marmora
President, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

INFORMATION STATEMENT

Introduction

The holders of a majority of our issued and outstanding stock on a fully-converted basis have taken an action by written consent without a meeting, pursuant to Section 78.207 of the Nevada Revised Statutes (the “NRS”), to approve the following corporate actions:

(a)	change our name from Tropic International Inc. to Notox Technologies Corp. (the “Name Change”);

(b)	increase our authorized capital from 300,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”); and

(c)	update our existing bylaws by amending and restating them in their entirety to, among other things, reflect the Name Change (the “Bylaw Amendment”).

The purpose of the Authorized Capital Increase is to reorganize our capital structure, which management believes will better position us to attract financing, while the purpose of the Bylaw Amendment is to modernize our existing bylaws and make them more comprehensive.

This information statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to our stockholders pursuant to Rule 14c-2 under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are a fully reporting Exchange Act company incorporated under the laws of the State of Nevada. Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the trading symbol TRPO. Information about us can be found our most recent quarterly report on Form 10-Q for the period ended May 31, 2018 and our annual report on Form 10-K for the fiscal year ended August 31, 2017, both filed with the Securities and Exchange Commission (the “SEC”). Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov, as well as by other means from the offices of the SEC.

We will incur all costs associated with preparing, printing and mailing this information statement.

Item 1. Information Required by Items of Schedule 14A

Date, Time and Place Information

There will not be a meeting of our stockholders to approve the Name Change, Authorized Capital Increase and Bylaw Amendment, and we are not required to hold a meeting under the NRS when a corporate action has been approved by the written consent of holders of a majority of our stock entitled to vote on the matter. This information statement is being mailed on or about October 22, 2018 to the holders of our stock as of October 9, 2018.

Dissenters’ Right of Appraisal

Under the NRS, our stockholders do not have dissenters’ rights in connection with the Name Change, Authorized Capital Increase or Bylaw Amendment.

Voting Securities and Principal Holders Thereof

The record date for the determination of stockholders entitled to consent to the Name Change, Authorized Capital Increase and Bylaw Amendment was October 9, 2018 (the “Record Date”). As of that date, we had 57,532,843 issued and outstanding shares of common stock, par value $0.001, and 50,601,751 issued and outstanding preferred shares of 1894632 Ontario Inc., an Ontario corporation and our wholly owned subsidiary (“Subco”), each of which is exchangeable into one share of our common stock at the option of the holder thereof, subject to certain restrictions, and carries the right to vote on all matters on which the holders of shares of our common stock are entitled to vote pursuant to a Voting and Exchange Trust Agreement dated June 28, 2013 between us, Subco, 1894631 Ontario Inc., an Ontario corporation and our wholly owned subsidiary, and John Marmora, our officer and director. Each share of our common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders.

The Name Change, Authorized Capital Increase and Bylaw Amendment were approved by the holders of a majority of our stock entitled to vote on the Record Date. The vote required to approve the corporate actions was 50% of the shares entitled to vote plus one vote, a simple majority. The actual affirmative vote was 61.0% of the shares.

Under applicable securities laws, we are not permitted to effect the Name Change, Authorized Capital Increase and Bylaw Amendment until at least 20 days after we distribute a definitive information statement to our stockholders who have not previously consented to the corporate actions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our common stock beneficially owned as of the Record Date for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days of the date of this information statement. For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date hereof is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)	Total Voting Power (2)
Common Stock	John Marmora (3) 95 Mural Street, Suite 600 Richmond Hill, Ontario, Canada L4B 3G2	16,046,689	(4)	21.8	14.8

Common Stock	Zoran Konević (5) 123 Commerce Valley Drive East, Suite 333 Thornhill, Ontario, Canada L3T 7W8	30,000,000		52.1	27.7

All Officers and Directors as a Group		46,046,689		73.9	42.5

Special Voting Shares (6)	John Marmora (3) 95 Mural Street, Suite 600 Richmond Hill, Ontario, Canada L4B 3G2	1		100	-

All Officers and Directors as a Group		1		100	-

Common Stock	Gerry Racicot PO Box 1041, 345691 Quaker Street Norwich, Ontario, Canada N0J 1P0	20,000,000		34.8	18.5

(1)	Based on 57,532,843 shares of our common stock issued and outstanding as of the Record Date as well as the exchange of all preferred shares of Subco owned by the applicable holder into shares of our common stock. For clarity, the percentage ownership does not reflect the exchange of preferred shares of Subco into shares of our common stock by any person other than the applicable holder.

(2)	Based on the exchange of all 50,601,751 issued and outstanding preferred shares of Subco for shares of our common stock, and a total of 108,134,594 shares of our common stock.

(3)	John Marmora is our President, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director, and is the only person who possesses the right to exchange preferred shares of Subco for shares of our common stock within 60 days of the date hereof, since any such exchange can only be completed with the written consent of Subco.

(4)	Includes only shares of our common stock issuable upon the exchange of preferred shares of Subco.

(5)	Zoran Konević is our Chief Executive Officer and director.

(6)	The Special Voting Share confers on the Mr. Marmora the number of votes equal to the number of outstanding preferred shares of Subco, other than such shares held by us or our affiliates, on all matters on which the holders of shares of our common stock are entitled to vote.

Amendment of Charter, Bylaws or Other Documents

We are undertaking Authorized Capital Increase to reorganize our capital structure, which management believes will better position us to attract financing, and the Bylaw Amendment to modernize our existing bylaws and make them more comprehensive.

The Name Change and Authorized Capital Increase will be effective upon filing a Certificate of Amendment with the Nevada Secretary of State pursuant to Section 78.209 of the NRS.

Item 2. Statement that Proxys are not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

Our current officers and directors have an interest in the Authorized Capital Increase as a result of their ownership of shares of our issued and outstanding common stock and preferred shares of Subco as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management”, above. However, we do not believe that they have any interest that differs from or is greater than that of our other stockholders.

Item 4. Proposals by Security Holders

None.

Item 5. Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders.

We undertake to deliver promptly upon written or oral request a separate copy of this information statement to any stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that he, she or it wishes to receive a separate copy of this information statement or any future information statement by writing to us at 95 Mural Street, Suite 600, Richmond Hill, Ontario, Canada L4B 3G2, or by telephoning us at (519) 421-1900.

Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

By Order of the Board of Directors:

By:	/s/ John Marmora
John Marmora
President, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Dated: October 10, 2018